EXHIBIT 10.64

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT ("Agreement") is made and entered into as of June 2, 2008 ("Subscription Date") by and between Far East Energy Corporation, a Nevada corporation ("Company"), and International Finance Corporation ("Purchaser").

Preliminary Statement

The Purchaser desires to purchase and the Company desires to offer and sell to the Purchaser the number of shares of the Company's common stock, par value $0.001 per share ("Company Common Stock") set forth opposite the Purchaser's signature on the last page of this Agreement (such shares, the "Shares") and a warrant ("Warrant") to purchase the number of shares of the Company Common Stock set forth opposite the Purchaser's signature on the last page of this Agreement ("Warrant Shares").

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

SALE OF SECURITIES

1.1 Purchase of Securities.  The Purchaser will purchase from the Company the Shares at a price of U.S. $0.50 per Share in cash (the total price paid for such Shares, the "Total Purchase Price").  In consideration therefor and pursuant to the other terms and conditions of this Agreement, the Company agrees to issue to the Purchaser a stock certificate for the Shares and a Warrant to purchase the Warrant Shares.  The Purchaser understands that the Company is under no obligation to sell any Shares or issue any stock certificate or Warrant to the Purchaser unless the Company accepts and signs this Agreement.

1.2 Registration.  The offering and sale of the Shares and the Warrant (the "Offering") are being made pursuant to (a) an effective Registration Statement on Form S-3, as amended (No. 333-132631), which became effective on May 10, 2006 (including the Base Prospectus, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC"), (b) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended, the "Securities Act"), that have or will be filed with the SEC and delivered to the Purchaser on or prior to the date hereof, and (c) a prospectus supplement containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the SEC (the "Prospectus Supplement") and delivered, or otherwise made available, to the Purchaser along with the Company's counterpart to this Agreement.

ARTICLE 2

DEFINITIONS

For purposes of this Agreement, to the extent not defined below, capitalized terms shall have the meanings provided therefore in the relevant section where their usage first appears, and the following terms shall have the meanings and definitions set forth below:

2.1 "Accounting Standards" shall mean the generally accepted accounting principles in the United States, applied consistently, as in effect from time to time.

2.2 "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with, that Person.

2.3 "Annual Monitoring Report" shall mean the annual monitoring report, in form and substance satisfactory to the Purchaser and the Company, setting out the specific social, environmental and developmental impact information to be provided by the Company in respect of its Operations, as such form of Annual Monitoring Report may be amended or supplemented from time to time with the Purchaser's consent.

2.4 "Applicable S&E Law" shall mean all applicable statutes, laws, ordinances, rules and regulations of the People's Republic of China, including but not limited to any license, permit or other governmental Authorization, imposing liability or setting standards of conduct concerning any environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards.

2.5 "Articles of Incorporation" shall mean the Articles of Incorporation of the Company, as amended.

2.6 "Assignment Agreements" shall mean the Assignment Agreement-Quinnan PSC, dated June 17, 2003, by and between Phillips China, Inc., a Delaware corporation and the Company and the Assignment Agreement-Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc., a Delaware corporation, and the Company.

2.7 "Auditors" shall mean Payne Smith & Jones, P.C. or another independent accounting firm.

2.8 "Authority" shall mean any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank).

2.9 "Authorizations" shall mean any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate,  creditors'  and  stockholders' approvals or consents.

2.10 "Base Prospectus" shall mean the prospectus contained in the Registration Statement.

2.11 "Bylaws" shall mean the Amended and Restated Bylaws of the Company.

2.12 "CAO" shall mean the Compliance Advisor Ombudsman, the independent accountability mechanism for the Purchaser that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes.

2.13 "CAO's Role" shall mean the following responsibilities of the CAO: (a) to respond to complaints by persons who have been or are likely to be directly affected by the social or environmental impacts of the Purchaser's projects; and (b) to oversee audits of the Purchaser's social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with the Purchaser's social and environmental policies, guidelines, procedures and systems.

2.14 "Certificate of Incumbency and Authority" shall mean a certificate provided to the Purchaser by the Company in the form of Annex E to this Agreement.

2.15 "Coercive Practice" shall have the meaning ascribed to that term in the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.16 "Collusive Practice" shall have the meaning ascribed to that term in the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.17 "Control" shall mean the possession, directly or indirectly, by a Person of the power to direct or cause the direction of the management and policies of another Person through the ownership of voting securities or otherwise; provided that the direct or indirect ownership of twenty percent (20%) or more of the voting power of the total share capital of a Person is deemed to constitute control of that Person.

2.18 "Corrupt Practice" shall have the meaning ascribed to that term in the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.19 "Environmental and Social Action Plan" shall mean the plan developed by the Company, a copy of which is attached as Annex F to this Agreement, setting out specific social and environmental measures to be undertaken by the Company, to enable its Operations to comply with the Performance Standards, as such Action Plan may be amended or supplemented from time to time with the Purchaser's consent, which was publicly disclosed on July 20, 2007.

2.20 "ESHS Management System" shall mean the Company's environmental, social health, and safety management system enabling it to identify, assess and manage risks in respect of its Operations on an ongoing basis.

2.21 "ESRS" shall mean the environmental and social review summary, agreed by both the Purchaser and the Company in accordance with the Purchaser's Disclosure Policies, that was publicly disclosed on July 20, 2007.

2.22 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.23 "Farmout Agreements" shall mean the Farmout Agreement-Qinnan PSC, dated June 17, 2003, by and between Phillips China Inc., a Delaware corporation, and the Company, as amended, and Farmout Agreement-Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc., a Delaware corporation, and the Company.

2.24 "Fraudulent Practice" shall have the meaning ascribed to that term in the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.25 "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, operations, or financial condition of the Company and its Subsidiaries taken as a whole.

2.26 "Obstructive Practice" shall have the meaning ascribed to that term in the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.27 "Operations" shall mean the operations, activities and facilities of the Company and the Subsidiaries (including the design, construction, operation, maintenance, management and monitoring, as applicable in the United States of America and the People's Republic of China).

2.28 "Performance Standards" shall mean the Purchaser's Performance Standards on Social & Environmental Sustainability, dated April 30, 2006, copies of which have been delivered to and receipt of which has been acknowledged by the Company.

2.29 "Production Sharing Contracts" shall mean the Production Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang, Yunnan Province, the People's Republic of China, dated January 25, 2002, by and between China United Coalbed Methane Corp. Ltd. and the Company, and the Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Qinnan Area in Shanxi Province, Qinshui Basin, the People's Republic of China, dated April 16, 2002, by and between China United Coalbed Methane Corporation Ltd. and the Phillips China Inc.

2.30 "Project Documents" shall mean the Production Sharing Contracts, the Farmout Agreements, the Assignment Agreements and any amendment or supplement thereto, or replacement or novation thereof.

2.31 "Rules and Regulations" shall mean the rules and regulations of the SEC.

2.32 "Sanctionable Practice" shall mean any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as defined in this Agreement and interpreted in accordance with the Anti-Corruption Guidelines set forth in Annex C to this Agreement.

2.33 "SEC Documents" shall mean the Registration Statement, the Base Prospectus and any other preliminary prospectus or prospectus filed with the SEC in connection with the sale and purchase of the Shares pursuant to this Agreement, and each periodic report on Form 10-K, 10-Q, or 8-K that the Company has filed under the Securities Act or the Exchange Act and in accordance with the Rules and Regulations during the twelve months prior to the Subscription Date; provided, however, that for purposes of Section 9.4, such term shall mean any and all periodic reports and any other documents or disclosures filed with the SEC, and any press release or other public disclosure made by the Company (without regard to a date or time limitations).

2.34 "Subsidiary" shall mean with respect to the Company, an Affiliate over fifty percent (50%) of whose capital is owned, directly or indirectly by the Company.

2.35 "Transaction Documents" shall mean this Agreement and the Warrant.

2.36 "World Bank" shall mean the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

ARTICLE 3

CLOSING; DELIVERY

3.1 Closing.  The closing ("Closing") of the purchase and sale of the Shares to the Purchaser hereunder shall be held at the Company's offices at 363 N. Sam Houston Parkway E., Suite 380, Houston, Texas 77060, on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions set forth in Article 7 of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing), or at such other time and place as the Company and the Purchaser mutually agree upon. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".  On or before the Subscription Date, the Company shall deliver to the Purchaser an executed Company Certification and Subscription Request, substantially in the form of Annex D.

3.2 Delivery.  At the Closing, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Purchaser shall pay the Company the Total Purchase Price in immediately available funds.  As soon as practicable, and in any case on or before three (3) business days after the Closing, the Company shall deliver or cause the delivery to the Purchaser a stock certificate representing the number of Shares purchased by such Purchaser and a Warrant for the purchase of the Warrant Shares.  Time shall be of the essence, and delivery at the time and place specified or otherwise agreed pursuant to this Agreement is a further condition of the obligation of the Purchaser hereunder.  At the Closing, the Company shall also deliver the documents and instruments required to be delivered pursuant to Article 7 hereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, as of the Subscription Date, except as set forth in the disclosure schedule delivered to the Purchaser and signed by the Company in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule"), the following representations and warranties are true and correct:

4.1 Organization and Standing.  The Company and each of its Subsidiaries have been duly incorporated or formed, as applicable, and are validly existing, and in good standing under the laws of their respective jurisdiction of incorporation or formation.  The Company and each of its Subsidiaries have all requisite power and authority to own and operate its properties and assets and to carry on their business as presently conducted.  The Company and each of its Subsidiaries are qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.  Other than Far East Energy (Bermuda), Ltd., none of the Company's Subsidiaries are a "significant subsidiary" as such term is defined in Rule 405 of the Rules and Regulations.

4.2 Power.  The Company has all requisite power and authority to execute and deliver the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

4.3 Validity.  The execution, delivery, and performance of the Transaction Documents by the Company have been duly authorized by all requisite action, and each of the Transaction Documents constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

4.4 No Conflict. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Shares and the Warrant by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Documents and/or the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares, as described under "Use of Proceeds" in the most recent prospectus relating to the sale of the Shares, will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (a) any material bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument or under any material lease, license, franchise, permit, to which the Company is a party or by which it or its properties may be bound or affected, (b) the Articles of Incorporation or the Bylaws, or (c) any statute or law, judgment, decree, rule, regulation, ordinance or order of any Authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clause (c) for such conflicts, breaches, violations or defaults that would not be likely to have a Material Adverse Effect.

4.5 Status of Authorizations. Except for the filings with the SEC and as required by any "blue sky" laws and for Authorizations set forth in Section 4.5 of the Company Disclosure Schedule, the Company need not give any notice to, make any filing with, or obtain any Authorization of any Authority in order to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries possess all necessary Authorizations from any Authority that are necessary for the operation of their respective business as currently conducted, except where such failure to possess could not reasonably be expected to have a Material Adverse Effect and except for those not yet required to be obtained in which the failure to possess could reasonably be expected to have a Material Adverse Effect, which the Company and its Subsidiaries intend to obtain in due course.  Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Authorization which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.6 No Amendments.  Neither the Articles of Incorporation nor the Bylaws have been amended since March 15, 2005.

4.7 Authorized Capital. The authorized, subscribed and paid-in capital and options and warrants of the Company at the time immediately prior to the Closing and immediately after the Closing are set forth in Section 4.7 of the Company Disclosure Schedule, subject to any exercise of warrants, options or other right to purchase or otherwise acquire equity securities of the Company outstanding on the Subscription Date.  All of the issued and outstanding shares of Common Stock were validly issued, fully paid and nonassessable.  All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the Subscription Date, or material contracts, commitments, understandings, or arrangements by which the Company or any of its Subsidiaries is or may be obligated to issue shares of Common Stock, or securities or rights convertible or exchangeable for shares of Common Stock, are in all material respects as set forth in the SEC Documents.  Except as set forth in the SEC Documents, or as a result of exercises of stock options pursuant to the Company's stock option and incentive plans, no Common Stock nor any subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is outstanding on the Subscription Date.

4.8 Shares Duly Authorized. The Shares are duly and validly authorized and when issued and delivered against payment pursuant to the terms of this Agreement will be duly and validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the transfer of the Shares shall be subject to federal securities laws at the time a transfer is proposed.  The Shares will conform to the description of the material terms thereof contained in the Base Prospectus under the caption "Description of Capital Stock".

4.9 No Immunity. Neither the Company nor any of its Subsidiaries nor any of its or their properties enjoys any right of immunity from set off, suit or execution with respect to the Company's obligations under any Transaction Document or otherwise.

4.10 Financial Condition. Except as the Company may have publicly disclosed (and then solely to the extent so disclosed) in the SEC Documents, press releases or in other "public disclosures" as such term is defined in Section 101(e) of Regulation FD of the Exchange Act, in each case, filed or made through and including the date hereof, since March 31, 2008, there has not been any Material Adverse Effect.

4.11 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in the SEC Documents present fairly, in all material respects, the financial position and the liabilities of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified subject, and in the case of unaudited statements only, to normal year-end audit adjustments.  Except as set forth in such financial statements (or the notes thereto), such financial statements (including the related notes) have been prepared in accordance with the Accounting Standards.

4.12 Taxes. The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, except where the failure to so timely file or pay would not be likely to result in a Material Adverse Effect.

4.13 Litigation.  Except as disclosed in the SEC Documents, neither the Company nor its Subsidiaries are engaged in any litigation, action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the actual knowledge of the Company, threatened in writing against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

4.14 Compliance.  Neither the Company nor any of its Subsidiaries (a) is in violation of its Articles of Incorporation or Bylaws (or other applicable governing documents) (b) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of terms and conditions contained in any material indenture, mortgage deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (c) is in violation of any law, ordinance, rule or regulation of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, to which it or its property or assets may be subject or has failed to obtain any Authorization necessary to the ownership of its properties or the conduct of its business, except, in the case of clause (b) and (c) where such default, violation failure would not be likely to result in a Material Adverse Effect.

4.15 Environmental Matters. To the best of the Company's knowledge and belief, there are no material social or environmental risks or issues in respect of its Operations other than those identified by the disclosed ESRS.  The Company has not received nor is aware of (a) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority or (b) any material written communication from any Person, in either case, concerning the failure of its Operations to comply with any matter covered by the Performance Standards, which has, or could reasonably be expected to have, a Material Adverse Effect or any material adverse impact on the implementation or conduct of the Operations in accordance with the Performance Standards.

4.16 Sanctionable Practices.  The Company has not committed or engaged in nor has it authorized its Affiliates or any person acting on the Company's or its Affiliate's behalf to commit or engage in, with respect to the transactions contemplated by the Transaction Documents and the Project Documents, any Sanctionable Practices.

4.17 Insurance. The Company's insurance policies cover such risks and contain such policy limits, types of coverage and deductibles as are, in the Company's judgment, adequate to insure fully against the material risks to which the Company and its Subsidiaries and its or their employees, business, properties and other assets would reasonably be expected to be exposed in the operation of the business as currently conducted.  All of the Company's insurance policies are valid and enforceable policies, all premiums due and payable under such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds.  The Company has no knowledge or belief of any threatened termination of, or material premium increase with respect to, any of such policies.

4.18 Registration Statement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus and the Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.

4.19 Project Documents.  Each Project Document is a valid and binding agreement, enforceable against the Company and its Subsidiaries, as applicable, in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at equity or at law) and, except to the extent described in any SEC Document, the Company and any Subsidiary of the Company are not in any material default and have no knowledge of any material default of the counterparties thereto, under any such Project Document.

4.20 All Material Facts Disclosed. The Registration Statement, Base Prospectus, and Prospectus Supplement filed with the SEC and the documents incorporated therein (a) conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and (b) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company covenants with the Purchaser as follows:

5.1 Environmental.  The Company and its Subsidiaries shall:

(a) undertake its Operations in compliance with the Environmental and Social Action Plan and otherwise comply with the Performance Standards, and use its reasonable efforts, including exercising any voting or approval rights it might have under any Project Document or other agreement governing construction or operations relating to the Company's properties or assets to ensure that its agents, contractors and subcontractors comply with the Performance Standards the Environmental, Health and Safety Guidelines of the World Bank Group, and Applicable S&E Law;

(b) periodically review the form of the Annual Monitoring Report and advise the Purchaser as to whether revision of the form is necessary or appropriate in light of changes to the Operations, or in light of environmental or social risks identified by the ESHS Management System, and revise the form of the Annual Monitoring Report as agreed with the Purchaser;

(c) use all reasonable efforts to ensure the continuing operation of the ESHS Management System to assess and manage the social and environmental performance of the Operations and to comply with the Performance Standards;

(d) not amend the Environmental and Social Action Plan in any material respect without the prior written consent of the Purchaser;

(e) not undertake, or invest in any Person engaged in, any of the activities set forth on Annex B to this Agreement;

(f) within ninety (90) days after the end of each calendar year end, deliver to the Purchaser the Annual Monitoring Report in a form and substance substantially satisfactory to the Purchaser and the Company consistent with the requirements of this Agreement confirming compliance with the Environmental and Social Action Plan, the social and environmental covenants of this Agreement and Applicable S&E Law or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy any such deficiency; and

(g) within three (3) business days after its occurrence and discovery thereof by any executive officer of the Company or any other Company employee that (i) has primary management responsibilities or primary oversight responsibility for the implementation and monitoring of the ESHS Management System or (ii) is designated under the ESHS Management System as having primary responsibility for any such matter, notify the Purchaser, of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, any material adverse impact on the implementation or operation of the Operations in compliance with the Performance Standards or a Material Adverse Effect, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures the Company is taking or plans to take to address them and to prevent any future similar event and keep the Purchaser informed of the on-going implementation of those measures.

(h) publicly disclose any new concession areas acquired by the Company or any of its Subsidiaries, to the extent not otherwise included in the  SEC Documents or the Company's other public disclosures.

5.2 Access.  Upon the Purchaser's request, and with reasonable prior notice to the Company, the Company shall permit representatives of the Purchaser and the CAO, during normal office hours, to (a) visit any of the sites and premises where the business of the Company or its Subsidiaries is conducted; (b) inspect any of the sites, facilities, plants and equipment of the Company or its Subsidiaries; (c) have access to the books of account and all records of the Company and its Subsidiaries; and (d) have access to those employees, agents, contractors and subcontractors of the Company and its Subsidiaries who have or may have knowledge of matters with respect to which the Purchaser seeks information; provided that no such reasonable notice shall be required in the event of a default under or breach of any Transaction Document; provided, further, that in the case of the CAO, such access shall only be for the purpose of carrying out the CAO's Role.

5.3 Sanctionable Practices.  The Company agrees not to engage in (and the Company shall not authorize or permit any Affiliate or any other Person acting on its behalf to engage in) with respect to any transaction contemplated by the Transaction Documents and the Project Documents, any Sanctionable Practice.  The Company further covenants that should the Purchaser notify the Company of its concern that there has been a violation of the provisions of this paragraph, the Company shall cooperate in good faith with it and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from the Purchaser, and shall furnish documentary support for such response upon the Purchaser's request.

5.4 Insurance.  The Company shall insure and keep insured with financially sound and reputable insurers, all its assets and business, including all of the Operations, against material risks, including the insurances specified in Annex A, under forms of policies and with insurers reasonably acceptable to the Purchaser; provided, however that the obligations under this Section 5.4 will not apply to the insurance coverage described in Sections 1(a) and (c) of Annex A to this Agreement until such time as the Company begins production outtake at the wells covered by the Project Documents.

5.5 Use of Proceeds.  The Company shall not use the proceeds of the Offering in reimbursement of, or for expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country.

5.6 Information Rights and Reporting.  The Company agrees as follows:

(a) As long as the Company has a class of equity securities registered under Section 12(g) of the Exchange Act or is subject to Section 15(d) of the Exchange Act, the Company shall file electronically with the SEC or otherwise make publicly available, all quarterly and annual financial statements that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K.

(b) As long as the Company does not have a class of equity securities registered under Section 12(g) of the Exchange Act or is not subject to Section 15(d) of the Exchange Act,  then the Company shall provide to the Purchaser: (i) within one hundred and twenty (120) days after the end of each fiscal year, audited annual financial statements (a balance sheet as of the end of such financial year and the related statements of income, stockholders' equity and cash flows for the financial year then ended) for the Company on a consolidated basis, prepared in accordance with the Accounting Standards and certified by the Auditors; and (ii) within sixty (60) days after the end of each quarter of each fiscal year (excluding the fourth quarter of each fiscal year) quarterly financial statements (a balance sheet as of the end of such quarter and the related statements of income, stockholders' equity and cash flows for the quarter then ended) for the Company on a consolidated basis, prepared in accordance with the Accounting Standards (other than the inclusion of footnotes and subject to customary year end adjustments).

(c) The Company will disclose in its periodic reports on Form 10-K, 10-Q, or 8-K (or applicable successor reports) filed under the Exchange Act with the SEC or otherwise made publicly available as contemplated in clause (a) above, or otherwise prepared and provided in accordance with clause (b) above, all payments made to the government of the People's Republic of China in all material respects, which shall include the material tax, royalty and other material payments made annually by the Company or any Affiliate to local and/or national governments in the People's Republic of China under any concession agreement, host country agreement or the Project Documents.

(d) The Company shall provide to the Purchaser a copy of any management letters delivered by the Auditors and such other information as the Purchaser from time to time reasonably requests with regard to any material developments in or affecting the Company's business.

(e) The Company shall provide the Purchaser with any annual business plan and any annual budget of the Company.

(f) The Company shall provide the Purchaser with any copies of material filings made with respect to the Company with government agencies, including notification of material litigation which could reasonably be expected to have a Material Adverse Effect.

5.7 Anti-Money Laundering Provision. The Company will institute, maintain and comply with appropriate internal procedures and controls, satisfactory to Purchaser, and follow best international banking standards, for the purpose of:

(a) preventing the Company or any of its affiliates from being used for money laundering, the financing of terrorist activity, fraud, or other corrupt or illegal purposes or practices; and

(b) ensuring that the Company will not enter into any transaction with, or for the benefit of, any individuals or institutions named on lists of sanctioned persons promulgated by the United Nations Security Council or its committees resolutions in connection with money laundering or anti-terrorism matters.

5.8 Provision of Information. If at any time the Purchaser notifies the Company in writing that the Purchaser no longer wishes to receive the information or documentation required to be delivered pursuant to Section 5.1(f), 5.1(g), 5.6(b), 5.6(d) or 5.6(e), the Company shall immediately discontinue providing such information and documentation to the Purchaser.  Thereafter, if the Purchaser notifies the Company in writing that it again wishes to begin receiving such information and documentation, the Company shall immediately again begin providing such information and documentation to the Purchaser as required by such Sections.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company, as of the Subscription Date, with respect to the Offering as follows:

6.1 Organization and Standing.  The Purchaser is an international organization, established by Articles of Agreement among its member countries.

6.2 Power.  The Purchaser has all requisite power to execute and deliver the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

6.3 Validity.  The execution, delivery, and performance of the Transaction Documents by the Purchaser have been duly authorized by all requisite action, and each of the Transaction Documents constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

6.4 No Conflict. The execution and delivery of the Transaction Documents, the performance by the Purchaser of its obligations under the Transaction Documents and/or the consummation of the transactions contemplated hereby will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (a) the Articles of Agreement of the Purchaser, or (b) any statute or law, judgment, decree, rule, regulation, ordinance or order of any Authority applicable to the Purchaser or their respective properties, except in the case of such conflicts, breaches, violations or defaults that would not be likely to have a Material Adverse Effect.

6.5 Status of Authorizations.  The Purchaser need not give any notice to, make any filing with, or obtain any Authorization of any Authority in order to consummate the transactions contemplated by this Agreement, other than any such notices or filings that have been made by the Purchaser.

6.6 Underwriter.  The Purchaser is not an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act in connection with its purchase of the Shares and Warrant.

6.7 Receipt of Base Prospectus.  Purchaser acknowledges receipt of the Base Prospectus prior to the date of any "offer" or "sale" (as such terms are defined in the Securities Act) of the Shares and the Warrant.

6.8 Residence; Accredited Investor.  Purchaser's principal residence is the District of Columbia, United States.  Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

ARTICLE 7

CONDITIONS OF PURCHASER'S OBLIGATIONS

The obligations of the Purchaser to consummate the transactions under this Agreement shall be subject to the satisfaction of each of the conditions set forth below, unless waived by the Purchaser, on or prior to the date of the Closing.

7.1 Agreement. The Transaction Documents will be entered into and shall be in full force and effect.

7.2 Representations, Warranties and Obligations. The representations and warranties of the Company set forth in Article 4 of this Agreement will be true and correct in all material respects as the Closing Date and the Subscription Date as though made on and as of such date; the Company will have performed all obligations and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the date of the Closing.  The Purchaser shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

7.3 Authorizations. The Company has obtained and provided to the Purchaser copies of all necessary Authorizations listed in Section 4.5 of the Company Disclosure Schedule and resolutions of the Board of Directors of the Company and/or a committee thereof relating to transactions contemplated by this Agreement and all of those Authorizations and resolutions are in full force and effect.

7.4 Opinion of Counsel.  The Purchaser will have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Purchaser.

7.5 Expenses.  The Company shall have paid Purchaser all fees and expenses owing to the Purchaser which are due on the date of the Closing, and all expenses owing pursuant to Section 9.1 of this Agreement as of the date of the Closing and for which the Company has received an invoice.

7.6 Documents. The Purchaser is satisfied that the Project Documents are fully effective and unconditional and that there is no default under any of the Project Documents.

7.7 No Material Adverse Effect.  Since December 31, 2007, nothing has occurred which has or may reasonably be expected to have a Material Adverse Effect.

7.8 Insurance Requirements.  The Purchaser has received copies of all insurance policies evidencing compliance with the requirements of Annex A to this Agreement (other than the insurance coverage described in Sections 1(a) and (c) of Annex A to this Agreement), including the renewal certificate for the ACE policy and a copy of the Huatai policy upon receipt by the project company, together with a certification from the Company's insurers or insurance agents confirming that all premiums for the following policies have been paid: (a) Control of Well, (b) Excess Liability and (c) ACE DIC/DIL Foreign Liability.

7.9 Company Certifications.  The Purchaser has received certifications by the Company, substantially in the form of Annex D to this Agreement, with respect to the conditions specified and expressed to be effective as of the date of the Closing.

7.10 Certificate of Incumbency and Authority.  The Purchaser has received a Certificate of Incumbency and Authority.

ARTICLE 8

CANCELLATION RIGHT

8.1 Cancellation of Purchaser's Subscription.  Notwithstanding any other provision of this Agreement, the Purchaser may, by written notice to the Company, cancel the right of the Company to request a subscription of any of the Shares if at any time prior to the date of the Closing: (a) in the reasonable opinion of the Purchaser, a Material Adverse Effect has occurred, (b) there exists any situation which reasonably demonstrates that performance by the Company of its obligations under any of the Transaction Documents cannot be expected, or (c) the date of the Closing has not occurred on or before June 30, 2008 (other than as a result of the Purchaser's breach of this Agreement).  Notwithstanding any other provision of this Agreement, the Company may, by written notice to the Purchaser, terminate this Agreement if the date of the Closing has not occurred on or before June 30, 2008 (other than as a result of the Company's breach of this Agreement).

ARTICLE 9

MISCELLANEOUS

9.1 Expenses.  Within ten (10) days of the receipt of any invoice or other written request, the Company shall pay to the Purchaser, as the Purchaser may direct, or, as the case may be, reimburse the Purchaser any amount paid by the Purchaser, on account of: (a) all taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery or registration of this Agreement and any other documents related to it and (b) the reasonable fees and expenses of the Purchaser's counsel incurred in connection with the preparation of the investment by the Purchaser provided for under this Agreement, and the preparation and/or review, execution and, where appropriate, translation and registration of this Agreement and any other documents related to it.  In the event that Purchaser brings any action or proceeding, to enforce the terms and conditions of this Agreement and the Purchaser is the prevailing party (as determined by the court, agency or other authority before which such action, proceeding or arbitration is commenced), the reasonable costs and expenses incurred by the Purchaser in relation to such efforts to enforce or protect its rights under this Agreement and any other documents related to it, including reasonable legal and other professional consultants' fees.  The provisions of this Section 9.1 shall survive the execution and delivery of this Agreement.

9.2 Survival.  The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares and Warrant.  The covenants herein shall survive the execution and delivery of this Agreement for so long as the Purchaser "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) 1,000,000 Shares (including any Warrant Shares) (the "Threshold Shares").  The Threshold Shares shall be subject to appropriate and equitable adjustment in the event of stock splits, dividends, subdivisions, recapitalizations and similar transactions.

9.3 Assignment; Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

9.4 Confidentiality.  The Purchaser acknowledges and agrees that it has received and may in the future receive Confidential Information regarding the Company and the Purchaser's disclosure of such Confidential Information would cause substantial harm and damages to the Company and its Subsidiaries. The Purchaser shall hold any Confidential Information it receives from the Company in confidence, and shall not, without the consent of the Company, reveal any Confidential Information to any Person other than the Purchaser's directors, officers, employees, employees of the World Bank, attorneys, independent auditors, rating agencies, contractors and consultants (including, without limitation, technical and financial advisors) who need to know such information in connection with the performance of their duties for the Purchaser.  "Confidential Information" shall mean any written information concerning the businesses and affairs of the Company that the Company has provided or shall in the future provide to the Purchaser that is clearly and conspicuously identified as "Confidential Information" but excluding information that: (a) in contained in any SEC Documents; (b) is or becomes available to the public from a source other than the Purchaser; (c) was available to the Purchaser prior to its disclosure to the Purchaser by the Company; (d) was or is developed by the Purchaser independently of, and without reference to, the Confidential Information; (e) is required to be disclosed by action of any court, tribunal or regulatory authority or by any requirement of law, legal process, regulation, or governmental order, decree or rule, or is necessary for the Purchaser to disclose in connection with any proceeding in any court or tribunal or before any regulatory authority in order to preserve its rights; (f) the Company agrees in writing may be disclosed; or (g) is or becomes available to the Purchaser from sources which to the Purchaser's knowledge are under no obligation of confidentiality to the Company.  In the event that the Purchaser receives a request or is required to disclose any Confidential Information pursuant to clause (e) above, the Purchaser shall (to the extent permitted by law), promptly notify the Company of the existence of such request or requirement to disclose such Confidential Information.

9.5 Notices.  All notices, requests, and other communications under the Transaction Documents shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the Company at 363 N. Sam Houston Parkway E., Suite 380, Houston, Texas 77060, Attn: Chief Executive Officer, facsimile number, (832) 598-0479, with a copy to Amar Budarapu, Esq., Baker & McKenzie LLP, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, facsimile number, (214) 978-3099, and as to the Purchaser addressed to International Finance Corporation, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, facsimile number, (202) 974-4768, Attn: Director, Oil Gas, Mining and Chemicals Department, with a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at facsimile number (202) 522-7419.  Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.  The Purchaser and the Company may each agree to accept notices and other communications to it under the Transaction Documents by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.6 Governing Law; Jurisdiction.

(a) The Transaction Documents, and the provisions, rights, obligations, and conditions set forth therein, and the legal relations between the parties thereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions that would cause the applications of any other law (other than Section 5-1401 of the New York General Obligations Law).

(b) For the exclusive benefit of the Purchaser, the Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to the Transaction Documents may be brought in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of the Transaction Documents, the Company irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the People's Republic of China, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Nothing in the Transaction Documents shall affect the right of the Purchaser to commence legal proceedings or otherwise sue the Company in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

(d) The Company also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Company at its address specified pursuant to Section 9.5.  In such a case, the Purchaser shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Company.

(e) Service in the manner provided in Sections 9.6(d) in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(f) The Company irrevocably waives to the fullest extent permitted by applicable law: (i) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section 9.6; (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (iii) its right of removal of any matter commenced by the Purchaser in the courts of the State of New York to any court of the United States of America; and (iv) any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by the Purchaser.

(g) To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under the Transaction Documents from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(h) The Company hereby acknowledges that the Purchaser shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against the Purchaser in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to the Transaction Documents or the transactions contemplated by the Transaction Documents, brought against the Purchaser in any forum in which the Purchaser is not entitled to immunity from a trial by jury.

(i) To the extent that the Company may, in any action, suit or proceeding brought in any of the courts referred to in Section 9.6(b) or any other court in the United States of America, the People's Republic of China or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the Purchaser in such action, suit or proceeding to post security for the costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the United States of America or any state thereof of the People's Republic of China or, as the case may be, the jurisdiction in which such court is located.

9.7 Severability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

9.8 Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

9.9 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.  Facsimile or electronic signatures shall be deemed originals for all purposes hereunder.

9.10 Entire Agreement.  This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

9.11 Further Assurances.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be signed by the undersigned thereto duly authorized, as of the Subscription Date.

U.S. $2,250,000.00	INTERNATIONAL FINANCE CORPORATION
Amount of Investment
(U.S. $0.50 per Share)

4,500,000	By:	/s/ Delanson D. Crist
(Number of Shares)	Name:	Delanson D. Crist
	Title:	Acting Director Oil, Gas, Mining and Chemicals Department

1,575,000
(Number of Warrant Shares)

This Agreement is hereby confirmed, agreed and accepted by the Company as of the Subscription Date.

FAR EAST ENERGY CORPORATION
	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	Chief Financial Officer